UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2010

SOLAR PARK INITIATIVES, INC.
(formerly known as Critical Digital Data, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	333-143672	80-0189455
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

818 A1A North, Suite 202, Ponte Vedra Beach , FL	32082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (904) 644-6090

7770 Regents Road, Suite 113-129, San Diego, California 92122
(Former name or former address, if changed since last report)

Copies to:

Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085
Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT

This Current Report on Form 8-K (this Report) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the Securities Act) and Section 21E of the Securities Exchange Act of 1934 (Exchange Act). The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on current views with respect to future events and financial performance. Actual results may differ materially from those projected in the forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

BACKGROUND

On July 13, 2010, Solar Park Initiatives, Inc., a Nevada corporation f/k/a Critical Digital Data, Inc. (the “Registrant” or the “Company”), approved an amendment to its Articles of Incorporation (the “Amendment”) to change its name to Solar Park Initiatives, Inc. (the “Name Change”) and to effect a forward-split such that thirteen (13) shares of its common stock, par value $0.001 per share (the “Common Stock”) were issued for every 1 share of Common Stock issued and outstanding immediately prior to filing of the amendment (the “Forward Split”).  On July 13, 2010, Summerton Consulting, Inc. (‘Summerton”) acquired control of the Registrant by acquiring 3,817,000 shares (the “Control Shares”) of the Registrant’s outstanding Common Stock.  On July 13, 2010 Summerton approved and the Registrant entered into an Agreement and Plan of Merger and Reorganization (the “Agreement”) with Solar Park Acquisition Corp., a Nevada corporation (“Acquisition Subsidiary”) and Solar Park Initiatives, Inc., a Nevada corporation (“Solar Park”) whereby Acquisition Subsidiary merged with and into Solar Park and the Registrant acquired all of the issued and outstanding capital stock of Solar Park in exchange (the “Merger”) for 4,087,500 newly issued shares  (the “Merger Shares”) of Common Stock (prior to giving effect to the Forward Split).  Pursuant to the Agreement, Summerton retired 3,779,500 shares and retained 37,500 pre-split shares of the Registrant’s outstanding Common Stock (487,500 post-split shares).

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 13, 2010, the Company consummated the Merger. For a description of the Merger and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Merger

On July 13, 2010 (the “Closing Date”), the Registrant acquired Solar Park Initiatives, Inc., a privately owned Nevada corporation (“Solar Park”), pursuant to an Agreement and Plan of Merger and Reorganization (the “Agreement”) with Solar Park and Solar Park Acquisition Corp., a Nevada corporation (“Acquisition Subsidiary”) (the “Merger”).  Solar Park was organized under the laws of the State of Nevada on September 25, 2009.  Acquisition Subsidiary was a wholly-owned subsidiary of Solar Park and on the Closing Date, merged with and into Solar Park and the Registrant acquired the business of Solar Park pursuant to the Merger and will continue the existing business operations of Solar Park, as a publicly- traded Nevada corporation under the name “Solar Park Initiatives, Inc.”

On the Closing Date, the Registrant acquired all of the issued and outstanding shares of common stock, $0.001 par value per share, of Solar Park from the holder’s of Solar Park (the “Solar Park Shareholders”) in exchange for an aggregate of 53,137,500 (post-split) newly issued shares (the “Exchange or Merger Shares”) of common stock, $0.001 par value per share (the “Common Stock”).  As a result of the Merger, Solar Park Shareholders surrendered all of their issued and outstanding common stock of Solar Park in consideration for the Merger Shares and Solar Park became a wholly-owned subsidiary of the Registrant.  The Agreement contains customary representations, warranties and covenants of the Registrant, Solar Park and the Acquisition Subsidiary, for like transactions. Breaches of representations and warranties are secured by customary indemnification provisions.

On July 13, 2010 in conjunction with the acquisition of control of the Registrant by Summerton, our board of directors was reconstituted by the appointment of Michael Dodak, David Fann, Everett Airington and Pierre Besuchet as directors effective upon the resignation of Dina Moskowitz as Chief Executive Officer and director and Marc Zimmerman as President and director. Our executive management team also was reconstituted following the resignation of Dina Moskowitz and Marc Zimmerman and new officers were appointed in place of our former officers. See “Directors and Executive Officers, Promoters and Control Persons” on page 24.

The parties have taken all actions necessary to ensure the Merger is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.

Pro Forma Ownership

Following the issuance of the Merger Shares, the former stockholders of Solar Park now beneficially own approximately eighty eight percent (88%) of the total outstanding shares of the Company’s Common Stock.  For financial accounting purposes, the Merger was a reverse acquisition of Critical Digital Data, Inc. by Solar Park Initiatives, Inc., under the purchase method of accounting, and was treated as a recapitalization with Solar Park Initiatives, Inc. as the acquirer.  Upon consummation of the Merger, Solar Park Initiatives, Inc., f/k/a Critical Digital Data, Inc., adopted the business plan of Solar Park.

PART I

1. DESCRIPTION OF BUSINESS

Company Overview

Solar Park Initiatives, Inc., f/k/a Critical Digital Data, Inc. (“Solar Park,” “Solar Park”, the “Company”, “us”, “our” or “we”), was incorporated in the State of Nevada as Critical Digital Data, Inc. as a for-profit company on May 2, 2008 and established a fiscal year end of September 30.  Prior to the Merger, the Company was a development stage company that intended to develop, launch and operate an online data storage service specifically for data preservation and disaster recovery.  As a result of the Merger with Solar Park Initiatives, Inc., privately owned Nevada corporation (“Solar Park”), we have adopted the business plan of Solar Park.

About Solar Park Initiatives, Inc.

Solar Park Initiatives will attempt to develop land in the United States and foreign markets for large utility scale solar photovoltaic (“PV”) projects.  The Company anticipates it will provide engineering, procurement of products and construction (“EPC”) via third party vendors including its sister company Solar Energy Initiatives, Inc.  The Company anticipates these projects will be funded through both third-party and government incentives, which it hopes to then sell the resultant electrical production to various utilities through a Power Purchase Agreement (“PPA”) at or above market energy rates.  The Company expects to provide energy savings to commercial and municipality users without any out of pocket engineering, procurement or construction (“EPC”) costs to those users of energy.  In addition to being the Solar Project Developer (“SPD”) into the projects, Solar Park Initiatives will recognize energy sales over a 20-year period or longer.

Solar Park Initiatives, Inc., is a professional services and engineering firm providing renewable energy through photovoltaic (“PV”) and solar thermal technologies.  The Company intends to market its services in states where insolation (sunshine) is high, land is relatively inexpensive, and utility rates are high to compete with local utility rates.  The Company attempts to leverage its energy expertise, solar PV supplier relationships, and procurement processes to help businesses, municipalities and power companies maximize the possible energy savings coupled with reduced emissions enabled by the advent of this new generation source.

Industry

Solar power has existed for over one hundred years.  The modern industry has gone through two significant periods.  The first occurred just after the oil embargo of the early 1970s;, the second began a few years ago.  According to the Organisation for Economic Cooperation and Development (“OECD”), electricity consumption has grown in the US from 2.8 Billion KWh in 1990 to 4.2 Billion in 2010.

Currently, solar makes up the smallest part of the renewable energy sector.  This is largely the result of higher cost PV and complicated solar thermal systems.  China leads the world in total renewable energy consumption for electricity production due to its recent massive additions to hydroelectric production, followed closely by the United States, Brazil, and Canada.  According to the U.S. Energy Information Administration (EIA), renewable-generated electricity will account for nearly 16% of total U.S. electricity generation in 2030.  This growth will be driven by PV technology improvements and by incentives in the February 2009 American Recovery and Reinvestment Act (ARRA). The growth of this industry may be fueled by technology improvements and by incentives from governmental bodies.

Business Strategies

The Company is currently focused on locating properties suitable for development and/or current projects available needing completion; and construct energy generation facilities utilizing its integrated partner relationships. The Company anticipates its main line of renewable energy generation will come from large scale solar arrays.  Other renewable energy generation whether; wind, bio-mass or geo-thermal may be part of the Company’s portfolio it is not expected to be its main component.

The Company is seeking logistically and economically suitable host sites to add to its current pipeline of developing projects, to obtain 20 year power purchase agreements, and to construct large scale solar arrays on those host sites. With its significant internal EPC experience, financial relationships and current external EPC relationships the Company plans to develop these solar arrays by building, owning and operating medium and large scale solar photovoltaic energy generation facilities.  The Company will set up individual project limited liability companies known as special purpose vehicles (“SPV’s”) to own and develop each project.  Each project can be funded through external investment, government incentives (e.g. federal ARRA stimulus grants and/or local feed in tariffs), or from host site owners.

Sales and Marketing

There are several tracks for sales to be achieved in this industry:  1) as a reseller and distributor of solar products; 2) technology licensing; 3) manufacturing of its own products for resale; 4) construct and sell each project individually and/or 5) sell the energy out of the final generation facility.  It is the two latter sales models we will initially be focused on.

The nationwide electricity market is currently estimated to be $250 billion annually.  The Company targets commercial and utility customers that have a large energy bill. The high-end business market addressable for the Company in the southwest region alone is estimated to be approximately $25 billion per year, representing energy spending from over 30,000 businesses in this geographical region.  The Company has focused sales and marketing operations in states in the south and western portions of the United States where solar isolation is high, desert land values are low and electric rates are above $0.08 cents per KWh and the state and/or the utilities provide monetary incentives.  The sales revenue will mainly be generated through the sale of solar generated energy power.  Power purchase agreements (“PPA’s”) will be for 20 years.

The Company has developed a sales strategy centered on indirect channels for the purpose of obtaining qualified sales opportunities with decision-makers.  The Company’s team is working with a number of different types of channel partners that will assist in providing the necessary introductions throughout the sales process.  However, no assurance can be given that the Company will be able to enter definitive agreements with these parties or that they will be on terms that are favorable to the Company.  The primary goal in the fourth quarter of 2010 is to develop host site projects suitable for investment, energy  and sales generation.  .

Part of the Company’s sales plan is to enter Power Purchase Agreements (PPAs) with large commercial entities and utilities.  The Company is currently proposing development sites to:

•	Utilities such as Pacific Gas & Electric and Southern California Edison
•	Commercial entities over $2.0 billion in revenues

Competitive Technologies

There are currently four types of competitors to the Company:

1.
Traditional power generation companies – this group represents the largest power generation in the energy sector.  These companies typically generate electricity using fossil fuels, nuclear, coal and hydro.

2.
Wind Farms – this is a relative newcomer to the market.  Wind generation had a phase of popularity in the late 1980s.  However, due to problems with gearing and maintenance, many wind farms from that era closed.  Over the last four years, wind generation has again become an area of interest.  While gearing problems and maintenance continues to plague wind turbines, new technologies make this form of generation profitable in many locations.

3.
Solar Thermal – Solar thermal is being tested in several locations around the country.  While it tends to be more efficient than Solar PV, it is has significant numbers of moving parts, and currently higher cost structure, which can cause efficiency and cost issues in the long term.

4.
Other PV Installers – The Company also faces competition from other regional energy consultants practicing in the same region as Solar Park with more established businesses than the Company such as Sun First, First Solar, Solar City, MC Solar Engineering and Pacific Power Management.

Capital Expenditures

Our plan is to work with third party financing capital to engineer, procure and construct a total solar system solution for the lowest capital cost solar array system.  Capital expenditures will be accounted for in each stand alone SPV.  The SPV will be able to receive all federal, state and local incentives and/or grants, which may include tax incentives. The Company’s anticipated capital expenditures of internal computer system software, will involve “off-the-shelf” software.

The Company currently is operating out of an executive office suite in Ponte Vedra Beach, Florida.

Employees

As of July 13, 2010, the Company employed one full-time and one part-time employee and several outside consultants.  Management believes its employee relations are good.  No employees are covered by a collective bargaining agreement.

CORPORATE INFORMATION

The Company's corporate headquarters are located at 818 A1A North, Suite 202, Ponte Vedra Beach, Florida 32082.

RISK FACTORS

Investing in the Company's common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of the Company's common stock. There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occur, the Company's business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Company's common stock could decline and investors in the Company's common stock could lose all or part of their investment.

Risks Related to the Operations of Solar Park

We have a limited operating history, there is no certainty that we will ever generate revenue and achieve profitability.

We have yet to commence revenue generating operations and have never generated revenues since inception we have incurred significant losses from development and operations. As shown in our pro forma condensed combined financial statements, as of the periods ended March 31, 2010 and September 30, 2009 we have incurred a cumulative net loss of $186,096 and $101,290, respectively, from operations.  We will continue to incur operating losses in the future, primarily due to the initiation and expansion of our operations. Negative cash flow from operations may also continue into future. Our ability to achieve profitability depends upon our ability to: market and sale our products and services and to sell large municipal and commercial projects, and successfully begin development of one or more solar park(s).

Additional financing will be necessary for the implementation of our growth strategy.

We will require additional equity and/or debt financing to pursue our growth strategy. Given our limited operating history and existing losses, there can be no assurance that we will be successful in obtaining such financing. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.

Debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to implement our proposed product and service offerings, develop an active dealer network base and markets, or implement the other features of our business strategy at the rate or to the extent presently planned.  Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

The demand for products requiring significant initial capital expenditures such as our solar power products and services are affected by general economic conditions.

The United States and countries world wide have recently experienced a period of declining economies and turmoil in financial markets. A sustained economic recovery is uncertain. In particular, terrorist acts and similar events, continued unrest in the Middle East or war in general could contribute to a slowdown of the market demand for products that require significant initial capital expenditures, including demand for solar power systems and new residential and commercial buildings. In addition, increases in interest rates may increase financing costs to customers, which in turn may decrease demand for our solar power products. If an economic recovery is slowed as a result of the recent economic, political and social events, or if there are further terrorist attacks in the United States or elsewhere, we may experience decreases in the demand for our solar power products, which may harm our operating results.

If there is a shortage of components and/or key components rise significantly in price that may constrain our revenue growth.

The market for photovoltaic installations has slowed recently, due in part to world-wide financial and economic problems.  The introduction of significant production capacity, however, has continued increasing supply and reducing the cost of solar panels.  If demand increases and supply contracts, the resulting likely price increase could adversely affect sales and profitability.  Additionally, it is unlikely that we will have sufficient financial resources to take advantage of supply opportunities as they may arise.

During 2008 and into 2009, there was a tremendous increase in the capacity to produce solar modules, primarily from China, which coupled with an economic downturn in nearly a century, significantly reduced the price of solar panels.  As demand for solar panels will likely increase with an economic recovery, demand and pricing for solar modules on a per watt basis could increase, potentially limiting access to solar modules and reducing our selling margins for panels.

Changes in laws, regulations and policies that affect our business could adversely affect our financial results.

Our business is subject to numerous laws, regulations and policies.  Changes in the laws, regulations and policies, including the interpretation or enforcement thereof, that affect, or will affect, our business, including changes in the scope of regulation by regulatory agencies, accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action we may take as a result could adversely affect our financial results.

Our success depends, in part, on the quality and safety of our products.

Our success depends, in part, on the quality and safety of our products.  If our products are found to be unsafe, or if they otherwise fail to meet our consumers’ standards, our relationships with customers or consumers could suffer, the appeal of our brand could be diminished, and we could lose sales and/or become subject to liability claims, any of which could result in a material adverse effect on our business, results of operations and financial condition.

Our success depends, in part, on maintaining good relationships with our distribution channels.

Our success depends, in part, on our maintaining satisfactory relationships with our distribution channels. We do not have long term supply or distribution contracts. We anticipate that our sales will be affected on a purchase order basis which would require us to meet expectations of delivery, quality and pricing of our products, at both the distribution channel level and at the level of the ultimate consumer who uses our products.  If we fail to meet expected standards, our revenues would decline and this could result in a material adverse effect on our business, results of operations and financial condition.

Our dependence on a limited number of third party suppliers for components could prevent us from delivering our proposed products to our customers within required timeframes, which could result in order cancellations and substantial harm to our business.

We anticipate that we will purchase our products using materials and components procured from a limited number of third-party suppliers.  If we fail to establish or maintain our relationships with these suppliers, or to secure additional supply sources from other suppliers, we may be unable to provide our products or our products may be available only at a higher cost or after a long delay, which could prevent us from delivering our products to our customers within required timeframes, and we may experience order cancellations and our business may fail.  The failure of a supplier to supply materials and components in a timely manner, or to supply materials and components that meet our quality, quantity and cost requirements could impair our ability to purchase our products or increase their costs, particularly if we are unable to obtain substitute sources of these materials and components on a timely basis or on terms acceptable to us.  In order to obtain required supplies, we may need to make large inventory purchases on short notice.  We may not have sufficient financial resources to make these purchases, which may exacerbate supply shortages.

Our liability insurance may not be adequate in a catastrophic situation.

We intend to maintain property damage insurance in the aggregate amount of approximately $500,000.  We intend to maintain liability insurance of up to $2,000,000 and products liability insurance of up to $2,000,000.  Material damage to, or the loss of, our facilities or equipment due to fire, severe weather, flood or other catastrophe, even if insured against, could result in a significant loss to the Company.

We  may not be able to retain our key executives which we need to succeed and new qualified personnel are extremely difficult to attract.

We believe that our continued success will depend to a significant extent upon the efforts and abilities of our senior management team.  Failure to retain our key personnel and other senior officers, or to attract and retain additional qualified personnel, could adversely affect our operations. We may not be able to find appropriate replacements for any of our key personnel. Any loss or interruption of the services of our key personnel could adversely affect our ability to develop and execute our business plan.  It could also result in our failure to create and maintain relationships with strategic partners that may be critical to our success. See “Management and Board of Directors.”

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electricity generation is heavily influenced by foreign, U.S. federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the U.S. and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products, for example, without certain major incentive programs and or the regulatory mandated exception for solar power systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility network. These fees could increase the cost to our customers of using our solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition.

We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

The reduction or elimination of government economic incentives could prevent us from achieving sales and market share.

We believe that the near-term growth of the market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, depends in large part on the availability and size of government and economic incentives. Because a significant portion of our sales are expected to involve the on-grid market, the reduction or elimination of government and economic incentives may adversely affect the growth of this market or result in increased price competition, both of which could cause our revenue to decline.

Today, the cost of solar power exceeds retail electric rates in many locations. As a result, federal, state and local government bodies in many countries, most notably Germany, Japan, Spain, Italy, Portugal, South Korea and the United States, have provided incentives in the form of feed-in tariffs, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy.  These government economic incentives could be reduced or eliminated altogether. For example, Germany has been a strong supporter of solar power products and systems and political changes in Germany could result in significant reductions or eliminations of incentives, including the reduction of feed-in tariffs more rapidly than required by current law. Some solar program incentives expire, decline over time, are limited in total funding or require renewal of authority. Net metering and other operational policies in California, Japan or other markets could limit the amount of solar power installed there. Reductions in, or eliminations or expirations of, governmental incentives could result in decreased demand for and lower revenue from our products.  Changes in the level or structure of a renewable portfolio standard could also result in decreased demand for and lower revenue from our products.

Problems with product quality or product performance we distribute could result in a decrease in customers and revenue, unexpected expenses and loss of market share.

The solar products we plan to purchase are complex and must meet stringent quality requirements. Products this complex may contain undetected errors or defects, especially when first introduced. For example, solar panels may contain defects that are not detected until after they are shipped or are installed because we cannot test for all possible scenarios. These defects could cause us to, or may cause us to request that suppliers incur significant re-engineering costs, divert the attention of our personnel from product selling efforts and significantly affect our customer relations and business reputation. If we deliver solar panels with errors or defects, or if there is a perception that such solar panels contain errors or defects, our credibility and the market acceptance and sales of its solar power systems could be harmed.

The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products. Furthermore, widespread product failures may damage our market reputation and reduce our market share and cause sales to decline. We may need to indemnify dealers in the network and customers in some circumstances against liability from defects in our solar products. A successful indemnification claim against us could require us to make significant damage payments, which would negatively affect our financial results.

Since the solar products we plan to purchase cannot be tested for the duration of their standard multi-year warranty period, we may be subject to unexpected warranty expense; if we are subject to installation, warranty and product liability claims, such claims could adversely affect our business and results of operations.

Although the manufacturers represent that they conduct accelerated testing of their solar cells, our solar panels have not and cannot be tested in an environment simulating the full warranty period. As a result of the foregoing, we may be subject to unexpected warranty expense, which in turn would harm our financial results.  Our business may be subject to warranty and product liability claims in the event that its solar power systems fail to perform as expected or if a failure of its solar power systems results, or is alleged to result, in bodily injury, property damage or other damages.  Moreover, we may not have adequate resources in the event of a successful claim against us. We have evaluated the potential risks we face and believe that we can obtain appropriate levels of insurance for product liability claims. We will rely on our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. However, a successful warranty or product liability claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages. In addition, quality issues can have various other ramifications, including delays in the recognition of revenue, loss of revenue, loss of future sales opportunities, increased costs associated with repairing or replacing products, and a negative impact on our goodwill and reputation, which could also adversely affect our business and operating results. Our business’ exposure to warranty and product liability claims is expected to increase significantly in connection with its planned expansion into the new home market.

Warranty and product liability claims may result from defects or quality issues in certain third party technology and components that we or our suppliers incorporate into their/our solar power systems, particularly solar cells and panels, over which we have no control. While our agreements with our suppliers would generally include warranties, such provisions may not fully compensate us for any loss associated with third-party claims caused by defects or quality issues in such products. In the event we seek recourse through warranties, we will also be dependent on the creditworthiness and continued existence of the suppliers to our business.

The products we intend to distribute may not gain market acceptance, which would prevent us from achieving sales and market share.

The market for solar power is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to achieve sales and market share. In addition, demand for solar power in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for solar power, including:

●	cost-effectiveness of solar power technologies as compared with conventional and competitive alternative energy technologies;

●	performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

●	success of alternative distributed generation technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and large-scale solar thermal technologies;

●	fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;

●	increases or decreases in the prices of oil, coal and natural gas;

●	capital expenditures by customers, which tend to decrease when the domestic or foreign economies slow;

●	continued deregulation of the electric power industry and broader energy industry; and

●	availability and or effectiveness of government subsidies and incentives.

We face intense competition from other companies producing solar power, system integrators and other energy generation products. If we fail to compete effectively, we may be unable to increase our market share and sales.

The mainstream power generation market and related product sectors are well established and we are competing with power generation from more traditional process that can generate power at lower costs than most renewable or environmentally driven processes.  Further, within the renewable power generation and technologies markets we face competition from other methods of producing renewable or environmentally positive power. Then, the solar power market itself is intensely competitive and rapidly evolving. Our competitors have established market positions more prominent than ours, and if we fail to attract and retain customers and establish a successful distribution network, we may be unable to achieve sales and market share. There are a number of major multi-national corporations that produce solar power products, including; Suntech, Sunpower, FirstSolar, BP Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo. Also established integrators are growing and consolidating, including groSolar, Sunwize, Sunenergy and Real Goods Solar and we expect that future competition will include new entrants to the solar power market. Further, many of our competitors are developing and are currently producing products based on new solar power technologies that may have costs similar to, or lower than, our projected costs.

Most of our competitors are substantially larger than we are, have longer operating histories and have substantially greater financial, technical, manufacturing and other resources than we do. In certain cases, we are competing against some of the largest and most successful companies in the world.  Our competitors' greater sizes in some cases provides them with competitive advantages with respect to manufacturing costs due to their ability to allocate fixed costs across a greater volume of production and purchase raw materials at lower prices. They also have far greater name recognition, an established distribution network and an installed base of customers. In addition, many of our competitors have well-established relationships with current and potential resellers, which have extensive knowledge of our target markets. As a result, our competitors will be able to devote greater resources to the research, development, promotion and sale of their products and may be able to respond more quickly to evolving industry standards and changing customer requirements than we can.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines for us.

We are required to comply with all foreign, U.S. federal, state and local laws and regulations regarding pollution control and protection of the environment. In addition, under some statutes and regulations, a government agency, or other parties, may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault. In the course of future business we may use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our operations or related research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations. In addition, if more stringent laws and regulations are adopted in the future, the costs of compliance with these new laws and regulations could be substantial. If we fail to comply with present or future environmental laws and regulations we may be required to pay substantial fines, suspend production or cease operations.

Risk Related to the Company

The Company’s articles of incorporation limits the liability of our directors for monetary damages.

The Company’s articles of incorporation limits the liability of our directors for monetary damages for breach of fiduciary duties to the maximum extent permitted by Nevada law.  We may also have contractual indemnification obligations under future agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our company is substantially controlled by a limited number of parties.

The executive officers, directors and principal stockholders of the Company beneficially own approximately 88% of the outstanding shares of our Common Stock.  Accordingly, and because there is no cumulative voting for directors, these parties will be in a position to influence the election of all the directors of the Company and to control through their stock ownership the business of the Company.

These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors will generally be within the control of these shareholders. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders.  As such, it would be difficult for shareholders to propose and have approved proposals not supported by management.

The limitation of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

The Company is subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will reduce or might eliminate our profitability.

The Company is required to file periodic reports with the Commission pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  To comply with these requirements, our independent registered auditors will have to review our quarterly financial statements and audit our annual financial statements.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.  We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to Commission enforcement proceedings.

As currently required under Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of September 30, 2009.  We have not yet completed our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing, and remediation required to comply with the management certification and auditor attestation requirements.

During the course of our testing, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results would be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to the Commission’s enforcement proceedings.

Solar Park Initiatives, Inc.  has no history of compliance with United States securities laws and accounting rules.

In order to be able to comply with United States securities laws, Solar Park recently had its initial audit of its financial statements in accordance with U.S. generally accepted auditing standards.  As the management of Solar Park does not have a long term familiarity with the preparation of financial statements prepared in accordance with generally accepted accounting principles or with the preparation of periodic reports filed with the Commission, it may be more difficult for such management, when they become managers of the Company following the Share Exchange, to comply on a timely basis with Commission reporting requirements than a comparable public company.

The Common Stock may be considered a “penny stock” and may be difficult to sell.

While there can be no assurance that a public trading market will ever be developed, or if developed, that one will be maintained, it is likely that our Common Stock will be considered a “penny stock”.  The Commission has adopted regulations which generally define “penny stock” to be an equity security hat has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions.  Initially, the market price of the Common Stock is likely to be less than $5.00 per share and therefore may be designated as a “penny stock” according to Commission rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.  In addition, since the Common Stock is currently traded on the NASD’s Over-the-Counter Bulletin Board, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

There is a risk of market fraud.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. We are aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

There is limited liquidity on the OTC Bulletin Board.

When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability of the OTC Bulletin Board to deliver accurate quote information. Due to lower trading volumes in the Common Stock, there may be a lower likelihood of a person’s orders for shares of the Common Stock being executed, and current prices may differ significantly from prices quoted by the OTC Bulletin Board at the time of order entry.

There is a limitation in connection with the editing and canceling of orders on the OTC Bulletin Board.

Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed.  As a result, it may not be possible to edit orders. Consequently, it may not be possible for the Company’s shareholders to sell the Common Stock at optimum trading prices.

A significant number of the Company’s shares will be eligible for sale, and their sale could depress the market price of the Company’s stock.

Sales of a significant number of shares of the Common Stock in the public market could harm the market price of the Common Stock.  As additional shares of the Common Stock become gradually available for resale in the public market pursuant to the availability of Rule 144, the supply of the Common Stock will increase, which could decrease its price.  The Company issued 60,905,000 (post split) shares of Common Stock in connection with the Merger.  Some or all of the shares of Common Stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of Common Stock.  In general, once the Common Stock may avail itself under Rule 144, assuming the availability of certain current public information about a issuer, a person who is not an affiliate of the issuer and has not been affiliated for a period of three (3) months private sale and, who has held restricted shares for the applicable holding period which is generally six months, may sell into the market an unlimited number of shares of Common Stock.

Risks Related to the Securities Markets and Investments in Our Common Stock

Our stock price may be volatile and our common stock could suffer a decline in value.

As of July 13, 2010, there has been no trading activities in the Company’s common stock.  There can be no assurance that a market will ever develop in the Company’s common stock in the future.  Should a market develop, the price may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

• acceptance of our products in the industry;

• announcements of technological innovations or new products by us or our competitors;

• government regulatory action affecting our products or our competitors' products;

• developments or disputes concerning patent or proprietary rights;

• economic conditions in the United States or abroad;

• actual or anticipated fluctuations in our operating results;

• broad market fluctuations; and

• changes in financial estimates by securities analysts.

A registration of a significant amount of our outstanding restricted stock may have a negative effect on the trading price of our stock.

At July 13, 2010, the largest holder of the Company’s stock, Solar Energy Initiatives, Inc., had approximately 42,791,921 split-adjusted shares of restricted stock, or 70% of the outstanding common stock. If we were to file a registration statement including all of these shares, and the registration is allowed by the SEC, these shares would be freely tradable upon the effectiveness of the planned registration statement. If investors holding a significant number of freely tradable shares decide to sell them in a short period of time following the effectiveness of a registration statement, such sales could contribute to significant downward pressure on the price of our stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future.  We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.  Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends.  Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant.  Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund the Company's operational requirements which would dilute your share ownership.

The Company's continued viability depends on its ability to raise capital.  Changes in economic, regulatory or competitive conditions may lead to cost increases.  Management may also determine that it is in the best interest of the Company to develop new services or products. In any such case additional financing is required for the Company to meet its operational requirements.  There can be no assurances that the Company will be able to obtain such financing on terms acceptable to the Company and at times required by the Company, if at all.  In such event, the Company may be required to materially alter its business plan or curtail all or a part of its operational plans as detailed further in Management's Discussion and Analysis in this Form 8-K. While the Company currently has no offers to sell it securities to obtain financing, sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially.  In the event that the Company is unable to raise or borrow additional funds, the Company may be required to curtail significantly its operational plans as further detailed in Requirements for Additional Capital in the Management Discussion and Analysis of this Form 8-K.

The Company’s Articles of Incorporation authorize the issuance of up to 100,000,000 total shares of Common Stock without additional approval by shareholders. As of July 13, 2010, we had 60,905,000 adjusted shares of common stock outstanding and warrants to issue an additional 3,926,681 shares issued and outstanding.

Large amounts of our common stock will be eligible for resale under Rule 144.

As of July 13, 2010, approximately 53,625,000 of the 60,905,000 issued and outstanding shares of the Company's common stock are restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the “Act”) and under certain circumstances may be resold without registration pursuant to Rule 144.

Approximately 487,500 shares of our restricted shares of common stock are held by Summerton Consulting, Inc who may avail themselves of the public information requirements and sell their shares in accordance with Rule 144. As a result, some or all of these shares may be sold in accordance with Rule 144 potentially causing the price of the Company's shares to decline.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of the Company and who has satisfied a one year holding period. Any substantial sale of the Company's common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company's shares. This filing will satisfy certain public information requirements necessary for such shares to be sold under Rule 144.   However, since the Company has previously indicated in its filings with the Commission that it is a shell company, as that term is defined under the Securities Act, pursuant to Rule 144, shareholders must wait at least one year from the date of the filing of this Form 8-K to avail themselves of Rule 144 unless we file a registration statement for the sale of such shares prior thereto.

The requirements of complying with the Sarbanes-Oxley act may strain our resources and distract management

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002. The costs associated with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Historically, as a private company we have maintained a small accounting staff, but in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant additional resources and management oversight will be required. This includes, among other things, retaining independent public accountants. This effort may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial persons with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Sales of additional equity securities may adversely affect the market price of our common stock and your rights in the Company may be reduced.

We expect to continue to incur research and development and selling, general and administrative costs, and in order to satisfy our funding requirements, we may need to sell additional equity securities. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares.  Also, any new securities issued may have greater rights, preferences or privileges than our existing common stock which may adversely affect the market price of our common stock and our stock price may decline substantially.

2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS

The following discussion and plan of operations should be read in conjunction with the financial statements and the notes to those statements included in this 8-K. This discussion includes forward-looking statements that involve risk and uncertainties. As a result of many factors, such as those set forth under “Risk Factors,” actual results may differ materially from those anticipated in these forward-looking statements.

Acquisition and Reorganization

On July 13, 2010, the acquisition of Solar Park was completed, and the business of Solar Park was adopted as our business. As such, the following Management Discussion is focused on the current and historical operations of Solar Park, and excludes the prior operations of the Registrant.

BUSINESS OVERVIEW AND PLAN OF OPERATIONS

Solar Park Initiatives will attempt to develop land in the United States and foreign markets for large utility scale solar photovoltaic (“PV”) projects.  The Company anticipates it will provide engineering, procurement of products and construction (“EPC”) via third party vendors including its sister company Solar Energy Initiatives, Inc.  The Company anticipates these projects will be funded through both third-party and government incentives, which it hopes to then sell the resultant electrical production to various utilities through a Power Purchase Agreement (“PPA”) at or above market energy rates.  The Company expects to provide energy savings to commercial and municipality users without any out of pocket engineering, procurement or construction (“EPC”) costs to those users of energy.  In addition to being the Solar Project Developer (“SPD”) into the projects, Solar Park Initiatives will recognize energy sales over a 20-year period or longer.

Solar Park Initiatives, Inc., is a professional services and engineering firm providing renewable energy through photovoltaic (“PV”) and solar thermal technologies.  The Company intends to market its services in states where insolation (sunshine) is high, land is relatively inexpensive, and utility rates are high to compete with local utility rates.  The Company attempts to leverage its energy expertise, solar PV supplier relationships, and procurement processes to help businesses, municipalities and power companies maximize the possible energy savings coupled with reduced emissions enabled by the advent of this new generation source.

The Company is currently focused on locating properties suitable for development and/or current projects available needing completion; and construct energy generation facilities utilizing its integrated partner relationships. The Company intends its main line of renewable energy generation will come from large scale solar arrays.  Other renewable energy generation whether; wind, bio-mass or geo-thermal may be part of the Company’s portfolio it is not expected to be its main component.

The Company is seeking logistically and economically suitable host sites to add to its current pipeline of developing projects, to obtain 20 year power purchase agreements, and to construct large scale solar arrays on those host sites. With its significant internal EPC experience, financial relationships and with current external EPC relationships the Company plans to develop these solar arrays by building, owning and operating medium and large scale solar photovoltaic energy generation facilities.  The Company will set up individual project limited liability companies known as special purpose vehicles (“SPV’s”) to own and develop each project.  Each project can be funded through external investment, government incentives (e.g. federal ARRA stimulus grants and/or local feed in tariffs), or from host site owners.

LIQUIDITY AND CAPITAL RESOURCES

We have funded our operations through financing activities consisting primarily of private placements of equity with outside investors. Our principal use of funds has been for the ongoing development of project pipeline, relationships with potential commercial, utility and government customers for our solar array and energy saving solutions; the expansion of our sales and marketing infrastructure to increase our revenue.

Liquidity and Capital Resources during the six month period ended March 31, 2010 compared to the six month period ending March 31, 2009, respectively, reflective of post-split calculations.

On October 29, 2009, the Board of Directors of the Company voted to increase its authorized capital stock from 100 common shares to 100,000,000 common shares, $0.001 par value per share. There were 35,336,870 shares of common stock issued and outstanding as of January 31, 2010.  In October 2009 the Company issued 23,873,294 to the Solar Energy Initiatives (SNRY) for cash totaling $500 and services totaling $12,599.  In November 2009 the Company issued 11,007,949 shares to officers, employees, board members and consultants for services valued at $6,040.  During the period ended January 31, 2010, there was a private placement for the sale of units at $0.22 made up of one share of common stock and one common stock purchase warrant with an exercise price of $0.66. In December 2009, 455,627 units of common stock were issued in this private placement for $100,000.

Warrants

As of January 31, 2010, warrants to purchase 455,627 shares at a price of $0.66 of our common stock were granted in connection with the private placement as discussed above. The warrants expire in 24 months from the grant date.
Additionally, if at any time the average closing price for shares of the Company’s common stock on the OTC-Bulletin Board in the United States exceeds $1.50 for a period of 10 trading days or more, the Company shall have the right, upon written notice, to reduce the exercise period of the warrants to a period of 15 days from the written notice.  Currently, the Company is not traded on the OTC-Bulletin Board.

The Company had a note payable to SNRY for $112,963 for services performed to start the Company.  A $15,000 payment was made in January 2010. The loan was unsecured, with interest at 6% per annum. A payment of $14,500 was due February 19, 2010 with the balance of principal and interest payable in monthly amounts of $7,183 per month beginning March 2010 for 12 months.  In January 2010, SNRY forgave the outstanding balance on the loan in the amount of $97,963. The Company recorded the forgiveness as a contribution of capital from SNRY.

Comparative period prior to the period beginning October 1, 2009.

There is no comparative period on a proforma basis prior to October 1, 2009.  The five day period for Solar Park Initiatives, Inc. has no significant activity for comparisons.

Liquidity and Capital Resource Plan for the year ended September 30, 2010

During 2010, the Company intends to fund its operations with the proceeds from Private Equity Placement financing which will enable it to expand its project development pipeline, contract with host locations, and initiate construction on suitable and economical projects.  It is anticipated that this will generate additional working capital for the Company. In addition to the Private Equity Placement financing, the Company is pursuing additional equity financing, as well as, SPV project-specific debt or equity financing to develop its Renewable Energy projects for sale or lease to customers. However, we cannot assure you that such financing will be available to us on favorable terms, if at all, and this may delay the development of our Renewable Energy projects until additional funds are received by the Company.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company is currently a development stage enterprise reporting under the provisions of Accounting Standards Codification (“ASC”) 915, Development Stage Entity. These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instruments

The Company's financial instruments consist primarily of cash .

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying financial statements arise from our belief that we will secure an adequate amount of cash to continue as a going concern, that our allowance for doubtful accounts is adequate to cover potential losses in our receivable portfolio, that all long-lived assets are recoverable. In addition, the determination and valuation of derivative financial instruments is a significant estimate. The markets for our products are characterized by intense competition, rapid technological development, evolving standards, short product life cycles and price competition, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible hat our estimates could change in the near term with respect to these matters.

Revenue Recognition

The Company has no revenue and has not adopted any revenue recognition policies.

Fixed Assets

Equipment and improvements will be stated at cost less accumulated depreciation and amortization. Depreciation and amortization of equipment and improvements are provided over the estimated useful lives of the assets, or the related lease terms if shorter, by the straight-line method. Useful lives range as follows:

Category	Useful Lives
Computers and networks	3 years
Machinery and equipment	5-7 years
Furniture and fixtures	5-7 years
Office equipment	3-10 years
Leasehold improvements	Lesser of lease term or useful life of asset

Currently the Company does not have any fixed assets.

Stock-Based Compensation

The Company accounts for all compensation related to stock, options or warrants using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees. Stock issued for compensation is valued based on recent sales of common stock or the value of the services, whichever is more readily determinable.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods. Also included is guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Basic and Diluted Net Loss per Share

Basic net loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding for the period. Fully diluted loss per share reflects the potential dilution of securities by including other potential issuances of common stock, including shares to be issued upon exercise of stock options and warrants, in the weighted average number of shares of common stock outstanding for a period and is not presented where the effect is anti-dilutive.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. The Company maintains cash balances at a financial institution in Dallas Texas. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation up to $250,000. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts.

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2009, the Financial Accounting Standards Board (the “FASB”) issued amendments to the accounting standard addressing multiple-deliverable revenue arrangements. The amendments provide guidance in addressing how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting, and how to allocate the consideration to each unit of accounting. In an arrangement with multiple deliverables, the delivered items shall be considered a separate unit of accounting if the delivered items have value to the customer on a standalone basis. Items have value on a stand-alone basis if they are sold separately by any vendor or the customer could resell the delivered items on a stand-alone basis; and if the arrangement includes a general right of return relative to the delivered items, delivery or performance of the undelivered items is considered probable and substantially in the control of the vendor. This amendment is effective for the Company on February 1, 2011. We are currently evaluating the impact of adopting these amendments on our financial statements.

In June 2009, the FASB issued the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative United States generally accepted accounting principles (“U.S. GAAP”) recognized by the FASB. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents were superseded and all other accounting literature not included in the Codification were considered nonauthoritative.  While the adoption of the Codification as of January 31, 2009 and for the period then ended and all subsequent annual and interim periods changes how we reference accounting standards, the adoption did not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued the consolidation guidance for variable-interest entities to replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance. These new standards will be effective for the Company in the first quarter of fiscal year 2011. We are currently assessing the potential impact, if any, these new standards may have on our financial position, results of operations or cash flows.

At inception, we adopted amendments to the accounting standard addressing subsequent events. The amendments provide guidance on the definition of what qualifies as a subsequent event — those events or transactions that occur following the balance sheet date, but before the financial statements are issued, or are available to be issued — and requires companies to disclose the date through which subsequent events were evaluated and the basis for determining that date. This disclosure should alert all users of financial statements that a company has not evaluated subsequent events after that date in the set of financial statements being presented. The amendments require additional disclosures only, and did not have a material impact on our financial position, results of operations or cash flows.

At inception, we adopted amendments to the accounting standard addressing debt securities. The amendments provide guidance in determining whether impairments in debt securities are other than temporary, and modify the presentation and disclosures surrounding such instruments. The adoption of these amendments did not have a material impact on our financial position, results of operations or cash flows.

At inception, we adopted amendments to the accounting standard addressing fair value of financial instruments in interim reporting periods. The amendments provide guidance on the disclosure requirements about fair value of financial instruments in interim reporting periods. Such disclosures were previously required only in annual financial statements. The adoption of these amendments did not have a material impact on our financial position, results of operations or cash flows.

At inception, we adopted amendments to the accounting standard addressing estimating fair value. The amendments provide additional authoritative guidance to assist both issuers and users of financial statements in determining whether a market is active or inactive, and whether a transaction is distressed. The adoption of these amendments did not have a material impact on our financial position, results of operations or cash flows.

At inception, we adopted amendments to the accounting standard addressing intangibles, goodwill and other assets. The amendments provide guidance to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset under U.S. GAAP. The adoption of these amendments did not have a material impact on our financial position, results of operations or cash flows.

At inception, we adopted amendments to the accounting standard addressing derivatives and hedging. The amendments change the disclosure requirements for derivative instruments and hedging activities, requiring enhanced disclosures about how and why an entity uses derivative instruments, how instruments are accounted for under U.S. GAAP, and how derivatives and hedging activities affect an entity’s financial position, financial performance and cash flows. The adoption of these amendments required additional disclosure only, and therefore did not have an impact on our financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

3. DESCRIPTION OF PROPERTY

Following the Merger, our address will be 818 A1A North, Suite 202, Ponte Vedra Beach, Florida 32082 comprised of 500 square feet under a month to month lease which expires on June 30, 2011 at a monthly rental of $1,000, with 0% annual increases on each.

4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock as of July 13, 2010 (after giving effect to the Exchange) by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
David Surette	400,000	0.6%
Michael Dodak	1,873,155	2.9%
David Fann	1, 873,155	2.9%
Everett Airington	1, 873,155	2.9%
Pierre Besuchet	700,000	1.1%
All Directors and Executive Officers as a Group (5 persons)	6,719,465	10.3%

(1) "Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.  The mailing address for all officers and directors is 818 A1A North, Suite 202, Ponte Vedra Beach, FL 32082.

(2) For each shareholder, the calculation of percentage of beneficial ownership is based upon 60,905,000 shares of Common Stock outstanding as of July 13, 2010, and 3,926,681 shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers. All of the Company’s executive officers and directors were appointed on July 13, 2010, the effective date of the Acquisition. All directors hold office until the first annual meeting of the stockholders of the Company and until the election and qualification of their successors or their earlier removal or retirement.

Officers are elected annually by the board of directors and serve at the discretion of the board.

Name (1)	Age	Title
David Surette	50	Chief Executive Officer and Chief Financial Officer
Pierre Besuchet	70	Director
David Fann	54	Director
Everett Airington	70	Director
Michael Dodak	63	Director

MANAGEMENT

Directors are elected to hold offices until the next annual meeting of shareholders or until their successors are duly elected and qualified.  Officers serve at the discretion of the Board of Directors.  The Company has assembled a leadership team with a strong mix of senior executive experience across energy, consulting, procurement, corporate development, technology, sales and marketing.

David Surette, CEO and CFO.  Age 50,  Prior to his appointment with the Company, Mr. Surette  served as the  Chief Financial Officer for the Marina Holdings Group (“MHG”) companies from April 1, 2010 to June 30, 2010.  Prior thereto and from July 1, 2008, Mr. Surette was the CEO and CFO for Maple Leaf Renewables Group, a solar and wind project developer in commercial and utility scale projects of 10MWs to 250MWs.  As Co-Founder and former CEO and CFO, Mr. Surette was able to assist the fund raise in Solar Power Technologies, Inc.  Previously, and from July, 2007, Mr. Surette was the President and CFO of Solar Energy Initiatives assisting in the acquisition of SolarEnergy.com and, prior to that, was CFO for Venti Energy, Inc., a wind project in Austin, TX, working through the feasibility phase and raising of funds.  Mr. Surette earned a Bachelor of Science degree in Accounting from the University of Massachusetts, and an MBA degree from Babson College.  Mr. Surette also has his CPA from the State of Virginia.

Pierre Besuchet, Director, Age 70,  Prior to his appointment with the Company, Mr. Besuchet earned over forty years of experience in asset management and investment banking research.  During his career he served as senior management in UBS SA, Societe Generale and Credit Suisse. Mr. Besuchet also served as director of Faisal Private Bank.  He is also Founder of Pierre Besuchet, an asset management firm located in Geneva, Switzerland.

Michael Dodak, Director Age 63, Mr. Dodak is a founder and a member of the Board of Directors of Solar Park’s parent company Solar Energy Initiatives, Inc.  Prior to his appointment with the Company, Mr. Dodak served as Chief Executive Officer and Chairman for FND3000 until December 2008,  a public company focused on financial transaction processing in the prepaid card sector.  Mr. Dodak served as a director on the board of Envortus, Inc. until July 2007.   Mr. Dodak also served as CEO and Chairman of the Board of Global Axcess Corp, a publicly traded company from October 2001 until September 2006 where he was responsible for the day-to-day operations. Global Axcess Corp was an independent operator and owner of automated teller machines through out the U.S. Prior to joining Global Axcess, Mr. Dodak was Chief Executive Officer of Nationwide Money Services, Inc., an independent ATM network operator and services provider that was sold by First Data Corporation to Global Axcess Corp in July 2001. Mr. Dodak joined Nationwide Money Services, Inc. as a controller in early 1996. He assumed the various duties of a controller including the production of financial statements, budgets, and the development of the Money Services, Inc. database. In July 1997 he was promoted to CEO.  From 1980 to 1985, Mr. Dodak was Vice President of Finance for Airtricity Corp, a company that developed wind parks throughout the world. He has a Bachelor of Arts and MBA degrees from the University of California Los Angeles

David Fann, Director Age 55 Mr. Fann is a founder and a member of the Board of Directors of Solar Park’s parent company Solar Energy Initiatives, Inc.  Since January 2006, Mr. Fann has served as the President, Secretary and one of the founders and a member of the board of directors of FNDS3000 Corp. (f/k/a Fundstech Corp, a public company. Mr. Fann also served as a director on the board of Envortus, Inc. until July 2007.  Mr. Fann also served as President and Director of the Global Axcess Corp, a publicly traded company since January of 2002 until September of 2006. While at Global Axcess Corp Mr. Fann was responsible for equity and debt financings totaling over $17 million and was responsible for investor relations. Prior to joining Global Axcess Corp Mr. Fann was the Chief Executive Officer and Chairman of the Board of TeraGlobal, Inc., a publicly traded company, from September 1998 through September 2000. He was president of TechnoVision Communications, Inc., a subsidiary of TeraGlobal, from November of 1995 to September 2000. He co-founded Totally Automated Systems Communications, a Unix-based communications company, and acted as Vice President of that company.

Everett Airington, Director, Age 70 Mr. Airington has over 40 years of investing experience in the energy sector. These financings have been with both small and large established energy companies. For the last 15 years he has been a key executive of the Investment Banking Firm of RBC Capital Markets. Currently, Mr. Airington is a Senior Vice President with Milkey Ferguson Investments, Inc.

AUDIT COMMITTEE. The Company intends to establish an audit committee, which will consist of independent directors. The audit committee's duties would be to recommend to the Company's board of directors the engagement of independent auditors to audit the Company's financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company's board of  directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

COMPENSATION COMMITTEE. The Company intends to establish a compensation committee, which will consist of two of the current directors.  Currently our board of directors do not have a standing compensation committee responsible for determining executive and director compensation.  Instead, the entire board of directors fulfills this function, and each member of the Board participates in the determination.  Given the small size of the Company and its Board and the Company's limited resources, locating, obtaining and retaining additional independent directors is extremely difficult.  In the absence of independent directors, the Board does not believe that creating a separate compensation committee would be a detriment in the compensation determination process.  When acting in this capacity, the Board does not have a charter.

In considering and determining executive and director compensation, our board of directors reviews compensation that is paid by other similar public companies to its officers and takes that into consideration in determining the compensation to be paid to the Company’s officers.  The board of directors also determines and approves any non-cash compensation to any employee.  The Company does not engage any compensation consultants to assist in determining or recommending the compensation to the Company’s officers or employees.

6. EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as our principal executive officer during our last completed fiscal year; and (ii) each other individual that served as an executive officer at the conclusion of the fiscal year ended September 30, 2009 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the Named Executives).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Dina Moskowitz	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—
	2007	—	—	—	—	—	—

Marc Zimmerman	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—
	2007	—	—	—	—	—	—

Executive Compensation

Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.

Compensation Policy.  Our Company’s executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable our Company to achieve earnings and profitability growth to satisfy our stockholders. We must, therefore, create incentives for these executives to achieve both Company and individual performance objectives through the use of performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components. As an early-stage development company, the main elements of our compensation package consist of base salary, stock options and bonus.

Base Salary. As we continue to grow and financial conditions improve, these base salaries, bonuses and incentive compensation will be reviewed for possible adjustments. Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with the Company.

COMPENSATION OF DIRECTORS

At this time, directors receive no remuneration for their services as directors of the Company, nor does the Company reimburse directors for expenses incurred in their service to the Board of Directors.  The Company does not expect to pay any fees to its directors for the 2010 fiscal year.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Not applicable.

2009 Stock Incentive plan

On March 11, 2009 we adopted the 2009 Stock Incentive Plan pursuant to which we are authorized to grant stock options to qualify as Incentive Stock Options, “ISO”, under Section 422 of the Internal Revenue Code, as amended, non-qualified options and stock appreciation rights to our employees, officers, directors and consultants.  The Company is authorized to grant options to purchase up to 1,000,000 shares of common stock under the Plan which as of December 14, 2009, options to purchase 748,500 shares of common stock remained available for future grant.  The Company intends that any grant, award or other acquisition of the Company’s securities pursuant to the Plan to any officer and/or director of the Company shall be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended. No participant may be granted ISOs under the Plan that would result in ISOs to purchase shares of Common Stock with an aggregate fair market value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by such Participant in any one calendar year.  The 2009 Plan shall be administered by a committee of the Board of Directors (the “Committee”).  The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its participants.

2010 Equity Plan

Immediately prior to the Closing, our Board and Stockholders approved and adopted the 2010 Equity Incentive Plan (the “2010 Plan”).  A copy of the 2010 Plan is attached as Exhibit 10.2 to this Current Report on Form 8-K.  The 2010 Plan is intended to promote the interests of the Company by attracting and retaining exceptional employees, consultants, directors, officers and independent contractors (collectively referred to as the “Participants”), and enabling such Participants to participate in the long-term growth and financial success of the Company.  Under the 2010 Plan, the Company may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Incentive Stock Options”), non-qualified stock options (the “Nonqualified Stock Options”), stock appreciation rights (“SARs”) and restricted stock awards (the “Restricted Stock Awards”), which are restricted shares of Common Stock (the Incentive Stock Options, the Nonqualified Stock Options, the SARs and the Restricted Stock Awards are collectively referred to as “Incentive Awards”). Incentive Awards may be granted pursuant to the 2010 Plan for 10 years from the Effective Date.

From time to time, we may issue Incentive Awards pursuant to the 2010 Plan. Each of the awards will be evidenced by and issued under a written agreement.  The Board reserved a total of 2,000,000 shares of our Common Stock for issuance under the 2010 Plan. If an incentive award granted under the 2010 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the Plan.  The number of shares subject to the 2010 Plan, any number of shares subject to any numerical limit in the 2010 Plan, and the number of shares and terms of any Incentive Award may be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares, or similar transaction.

7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Currently, we have no independent directors on our Board of Directors, and therefore have no formal procedures in effect for reviewing and pre-approving any transactions between us, our directors, officers and other affiliates. We will use our best efforts to insure that all transactions are on terms at least as favorable to the Company as we would negotiate with unrelated third parties.

8. DESCRIPTION OF SECURITIES

Common Stock

Number of Authorized and Outstanding Shares.

The Company's Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, $.001 par value per share, of which 60,905,000 shares were outstanding on July 13, 2010, after giving effect to the Split.

Voting Rights.

Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all stockholders.

Other.

No shareholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by the Company, and no shareholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of the Company's common stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, if any, the Company's shareholders of common stock are entitled to dividends when, as and if declared by the Board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to shareholders. The Company does not anticipate declaring or paying any cash dividends on the common stock in the foreseeable future.

Preferred Stock

The Company's Certificate of Incorporation authorizes the issuance of 10,000,000 shares of “Blank Check” Preferred Stock, par value $0.001 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company's board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Options

As of the Closing Date, there were no options outstanding to shares of Common Stock issued under the 2009 Incentive Plan (the “2009 Plan”).  The Company had previously issued 281,500 options under the 2009 Plan.  The holders of these options agreed to cancel all outstanding options.  Under the terms of the 2010 Plan, the Company may issue incentive awards that may include the issuance of an additional 2,000,000 shares of Common Stock.  The 2010 Plan was adopted by the Board and a majority of the Company’s stockholders in connection with the Merger.  There are currently no options or outstanding and none had been exercised.

Transfer Agent

Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent for its Common Stock is Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300 Salt Lake City, Utah 84121, (801) 274-1088.

Penny Stock

The Commission has adopted rules that define a “penny stock” as equity securities under $5.00 per share which are not listed for trading on Nasdaq (unless the issuer (i) has a net worth of $2,000,000 if in business for more than three years or $5,000,000 if in business for less than three years or (ii) has had average annual revenue of $6,000,000 for the prior three years).  The Company's securities are characterized as penny stock, and therefore broker-dealers dealings in the securities are subject to the disclosure rules of transactions involving penny stock which require the broker-dealer, among other things, to (i) determine the suitability of purchasers of the securities and obtain the written consent of purchasers to purchase such securities and (ii) disclose the best (inside) bid and offer prices for such securities and the price at which the broker-dealer last purchased or sold the securities. The additional requirements imposed upon broker-dealers discourage them from engaging in transactions in penny stocks, which reduces the liquidity of the Company's securities. The Company's common stock is currently quoted on the OTC Bulletin Board under the symbol CDIX.OB.

PART II.

1. MARKET INFORMATION

Currently the Company’s common shares are listed on the Over-the-Counter Bulletin Board (OTCBB) under the ticker symbol “CDIX”.  However, as of the date of this report there has been limited trading activities in the Company’s common stock.  There can be no assurance that a market will ever develop in the Company’s common stock in the future.  If a market does not develop then investors would be unable to sell any of the Company’s common stock likely resulting in a complete loss of any funds therein invested.

Since our inception, we have not paid any dividends on our Common Stock, and we do not anticipate that we will pay any dividends in the foreseeable future. We intend to retain any future earnings for use in our business.  At July 13, 2010, we had approximately 55 shareholders of record.

2. LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings and is unaware of any potential legal proceeding.

No director, officer, or affiliate of the Company and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

3. CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

4.  RECENT ISSUANCES OF UNREGISTERED SECURITIES BY THE REGISTRANT

Since inception of the Registrant in May 2, 2008, we have sold unregistered securities to the following shareholders:

On July 13, 2010, the Registrant authorized the issuance of 53,137,500 post-split shares (the Exchange shares) of Common Stock in connection with the execution of an Agreement and Plan of Merger and Reorganization with Agreement with Solar Park Initiatives, Inc. and Solar Park Acquisition Corp., a Nevada corporation.

During the six months ended March 31, 2010, the  Company sold 53,333 shares of its common stock at $.30 per share resulting in proceeds of $16,000. These shares are restricted under Rule 144 of the Securities Act of 1933.  Proceeds from the sale of the common stock is being utilized for the development and marketing of HomeDataGuard.

During the three months ended December 31, 2009, the company sold 53,333 shares of its common stock at $.30 per share resulting in proceeds of $16,000. These shares are restricted under Rule 144 of the Securities Act of 1933.  Proceeds from the sale of the common stock is being utilized for the development and marketing of HomeDataGuard.

During October 2009, CDD granted a total of $50,000 options from the Plan.  The options vest with four months of the grant date, expire three years from the grant date, have exercise prices of $0.30 per option and are valued at approximately $8,707.

On February 2, 2009, the Company entered into a licensing agreement with a third party software development firm for a non-exclusive, perpetual and non-sublicensible right to use certain proprietary software code for the Digital Vault application and HomeDataGuard website.  As compensation for this license, CDD has issued to this firm a warrant to purchase from CDD up to 133,333 fully paid and non-sublicensable shares of the Company's Common Stock, pursuant to Regulation D.  The exercise price for each Warrant Share is $0.15 per share, and the warrant shall be exercisable on or before January 22, 2019.

During the year ended September 30, 2009, the Company sold 263,667 shares of its common stock for $51,100 through two private offerings to accredited investors pursuant to Rule 506 of the Securities Act of 1933 at prices of $0.15 per share and $0.30 per share. During October 2009, an additional 53,333 shares of common stock were sold, valued at $16,000.  All 317,000 shares are restricted under Rule 144 of the Securities Act of 1933.  Proceeds from the sale of the common stock are being utilized for the development and marketing of HomeDataGuard and HomeDataGuard Personal Digital Vault Application private label partnership opportunities.

Except as noted above, the sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, we believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D and Regulation S promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.  All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

5. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Revised Statutes, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada's control share law.  A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

For a description of the change of control and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report on Form 8-K, which discussion is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 13, 2010, our board of directors was reconstituted by the appointment of, Michael Dodak, David Fann, Pierre Besuchet and Everett Airington as directors upon appointment by Dina Moskowitz and Marc Zimmerman immediately prior to Dina Moskowitz’s resignation as Chief Executive Officer and director of the Company and Marc Zimmerman resignation as President and director of the Company.  Our executive management team also was reconstituted following the resignation of Dina Moskowitz and Marc Zimmerman with the appointment of  David Surette as Chief Executive Officer and Chief Financial Officer.

PART III.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial statements: As a result of the Exchange described in Item 2.01, the registrant is filing the audited financial statement information of Solar Park Initiatives, Inc. as Exhibit 99.1 to this Current Report on Form 8-K.

  (b) Pro forma financial information: The unaudited pro forma condensed combined financial information regarding the Registrant and Solar Park Initiatives, Inc. as of January 31, 2010 and unaudited financial statements for the two month period as of March 31, 2010, is attached to this Current Report as Exhibit 99.2.

  (d) Exhibits:

Exhibit	Description
2.1
Agreement and Plan of Merger and Reorganization (the “Agreement”) by and among  Critical Digital Data, Inc., Solar Park Acquisition Corp., a Nevada corporation and Solar Park Initiatives, Inc., a Nevada corporation, dated July 6, 2010.

3.1	Certificate of Amendment of Articles of Incorporation of Critical Digital Data, Inc.

3.2	Articles of Merger of Solar Park Initiatives, Inc. and Solar Park Acquisition Corp.

10.1	2010 Equity Incentive Plan

99.1	Audited financial statements of Solar Park Initiatives, Inc. for the period ended January 31, 2010

99.2	Unaudited Pro Forma Condensed Combined Financial Statements and unaudited financial statements of Solar Park Initiatives, Inc for the two month period ending March 31, 2010.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLAR PARK INITIATIVES, INC.
Date: July 19, 2010
By: /s/ David J. Surette Name: David J. Surette Title: Chief Executive Officer and Chief Financial Officer